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                                                                   Exhibit 10.21

                        PURCHASE AND NON-COMPETITION AGREEMENT

     THIS PURCHASE AND NON-COMPETITION AGREEMENT (this "AGREEMENT") is made on the 22nd day of October, 1998, by and among TUSA, INC., a Texas corporation ("SELLER"), GARY L. HOWARD, the sole shareholder of Seller ("SHAREHOLDER") PATTI L. HOWARD, individually ("MRS. HOWARD") and MSI/EAGLE SUPPLY, INC., a Delaware corporation ("BUYER").

                                       RECITALS

     A. Seller, among its other activities, is in the business of purchasing certain steel products and other products and supplies and reselling them to Masonry Supply, Inc., a Texas corporation ("MSI") (the "BUSINESS").

     B. Buyer, MSI, Shareholder, Mrs. Howard, spouse of Shareholder, and Seller have entered into an Asset Purchase Agreement dated the 22nd day of October, 1998 (the "ASSET PURCHASE AGREEMENT") pursuant to which MSI has agreed to sell to Buyer, and Buyer has agreed to purchase from MSI, MSI's business as a wholesale and retail seller of masonry materials and supplies and related products and supplies for commercial and residential applications (the "MSI BUSINESS"), including the Purchased Assets, as defined in the Asset Purchase Agreement, with respect to the MSI Business.

     C. Seller and Shareholder acknowledge that the Asset Purchase Agreement and this Agreement represent an integrated transaction and that Buyer would not have entered into the Asset Purchase Agreement but for the agreement of Seller to enter into this Agreement.

     D. Shareholder owns all of the issued and outstanding shares of stock of Seller and MSI and will benefit substantially from the transactions under the Asset Purchase Agreement and this Agreement. In return for such benefits, Shareholder is willing to enter into this Agreement for the purposes set forth below.

     E. Mrs. Howard acknowledges that she will receive a substantial financial benefit from the transactions under the Asset Purchase Agreement and this Agreement. Accordingly, she is willing to, and does hereby, enter into this Agreement for the purposes set forth below.

                                   OPERATIVE TERMS

     In consideration of the mutual promises, Buyer, Seller, Shareholder and Mrs. Howard agree as follows:

     1.   PURCHASED ASSETS.

          1.1. Seller hereby sells and assigns to Buyer, and Buyer hereby purchases from Seller, the following assets which constitute all of the operating assets of the Business:

               (a)  goodwill, customer lists, supplier lists and vendor lists;
                    and

               (b) choses in action, claims, demands, and rights in favor of Seller



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                    (other than Seller's rights under this Agreement) with
                    respect to the Business; and

               (c)  books and records of the Business.

     Such assets are collectively called the "SELLER BUSINESS ASSETS". The Seller Business Assets are being sold free and clear of all security interests, liens, claims, encumbrances, restrictions, reservations, charges or matters of any kind (the "ENCUMBRANCES"). Seller is not selling to Buyer, and Buyer is not purchasing from Seller, any assets of Seller other than the Seller Business Assets.

          1.2. Buyer does not assume any contracts, leases, debts, obligations or liabilities of Seller, or arising out of the ownership or operation of Seller or the Business, whether express or implied, contingent or otherwise, or resulting from any violation of law, rule or regulation, or arising out of any act, omission or transaction of Seller, MSI, Shareholder or Mrs. Howard.
Seller, Shareholder and Mrs. Howard, jointly and severally, shall indemnify and hold Buyer and its directors, officers, employees, affiliates, successors and assigns harmless with respect to all of such contracts, leases, debts, obligations and liabilities.

     2.   PURCHASE PRICE AND PAYMENT; SALES AND TRANSFER TAXES.

          2.1. PURCHASE PRICE AND PAYMENT. The purchase price for the Seller Business Assets is One Hundred Dollars ($100.00) (the "PURCHASE PRICE") Buyer has paid the Purchase Price to Seller upon execution of this Agreement, and Seller hereby acknowledges the receipt and sufficiency of the Purchase Price.

          2.2 SALES AND TRANSFER TAXES. Seller shall pay all sales and other transfer taxes and fees, if any, arising out of the sale and assignment of the Seller Business Assets to Buyer.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER, SHAREHOLDER AND MRS. HOWARD. Seller, Shareholder and Mrs. Howard, jointly and severally, represent and warrant to Buyer as follows:

          3.1. REPRESENTATIONS AND WARRANTIES IN ASSET PURCHASE AGREEMENT. Seller, Shareholder and Mrs. Howard re-affirm all of the representations and warranties of and with respect to Seller set forth in the Asset Purchase Agreement.

          3.2. TITLE. The Seller Business Assets are owned solely by Seller, and Seller has good, assignable and marketable title to the Seller Business Assets. Buyer is hereby receiving from Seller, and Seller is hereby transferring to Buyer, good, assignable and marketable title to the Seller Business Assets, free and clear of any and all Encumbrances.

          3.3. SELLER BUSINESS ASSETS. The Seller Business Assets constitute all of the assets and properties owned by Seller that are used or useful in connection with the Business.

          3.4. NO UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise)


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     for which Buyer will or could be liable.

          3.5. NO MISREPRESENTATIONS. The representations, warranties and statements made by Seller, Shareholder and Mrs. Howard in or pursuant to this Agreement, and the Exhibits and Schedules hereto, are true, complete and correct in all respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it was made, not misleading. Seller and Shareholder have disclosed to Buyer all material events, conditions or facts known to either or both of them that affect or could affect the Business or the Seller Business Assets.

     4. COVENANT NOT TO COMPETE. Seller and Shareholder hereby, jointly and severally, agree as follows:

          4.1 NONCOMPETITION. For a period of five (5) years after June 30, 1998, neither Seller nor Shareholder, nor any person or entity directly or indirectly owning, owned by, controlling, controlled by or under common ownership or control with ("AFFILIATES"). Seller or Shareholder, shall, directly or indirectly, on its, his or their own behalf or on behalf of any competitor of Buyer: (a) engage (whether as owner, partner, stockholder, joint venturer, manager, employee, investor or otherwise) in the purchase and sale of any steel products or other materials or supplies of the same or similar types to those that Seller has been purchasing and reselling to MSI (the "RESTRICTED BUSINESS") in all counties of the State of Texas, in all other areas in which MSI is transacting business at June 30, 1998 (the "REFERENCE DATE") or in which MSI has transacted business at any time during the two years preceding the Reference Date, and in all areas in the United States in which Buyer transacts business during such five (5) year period described above (collectively, the "Market"); (b) affiliate with, or own or have a proprietary interest of any kind in, any business or firm that owns, manages or operates a business that purchases and sells any steel products or related materials or supplies anywhere within the Market; or (c) alone or acting with others, employ or attempt to employ or solicit for any employment competitive with Buyer, any of Buyer's employees, whether or not such employees worked for MSI on or prior to the Closing, as defined in the Asset Purchase Agreement, or alone or acting with others, influence or seek to influence any employee to leave Buyer's employment. Seller and Shareholder also covenant, jointly and severally, that at no time shall either of them disparage Buyer, any of its affiliated entities, or any of the employees, directors or officers of Buyer or any of its affiliated entities.

          4.2 PAYMENT FOR COVENANTS. As additional consideration to Shareholder for his covenants under SECTION 4.1, Buyer has paid to Shareholder the sum of One Hundred Dollars ($100.00), the receipt and adequacy of which are acknowledged by Shareholder.

          4.3 REMEDIES; CURTAILMENT. Each of Seller and Shareholder agrees that a breach or violation of the covenants in SECTION 4.1 by Seller or Shareholder shall entitle Buyer, as a matter of right, to an injunction, issued by any court of competent jurisdiction, restraining any further or continued breach or violation of such covenants. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to


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     which Buyer may be entitled.  Further, during any period in which Seller or
     Shareholder is in breach of any of such covenants, the time period of such covenant shall be extended for an amount of time that Seller or Shareholder is in breach hereof.

          The covenants contained in SECTION 4.1 will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of Seller or Shareholder against Buyer or any officer, director, or shareholder of Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the covenants contained in SECTION 4.1.

          The parties to this Agreement agree that the limitations contained in
     SECTION 4.1 with respect to geographic area, duration and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in SECTION
     4.1 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

          4.4 ASSIGNABILITY. The benefit of the covenants in this SECTION 4 are freely assignable by Buyer.

     5.   MISCELLANEOUS.

          5.1 NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by a recognized courier service or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or to such other address as any party shall provide to the other parties by notice in accordance with this Section):

          IF TO BUYER:   MSI/Eagle Supply, Inc.
                         c/o TDA Industries, Inc.
                         122 East 42nd Street, Suite 1116
                         New York, NY 10168
                         Attention:     Douglas P. Fields,
                                        Chief Executive Officer


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

          WITH COPY TO:  Carlton, Fields, Ward,
                         Emmanuel, Smith & Cutler, P.A.
                         P.O. Box 3239
                         Tampa, Florida 33601
                         (if by mail)
                              or
                         One Harbour Place, 5th Floor
                         Tampa, Florida 33602
                         (if by hand delivery)
                         Attention:     Nathaniel L. Doliner,
                                   Attorney at Law

          IF TO SELLER:  TUSA, Inc.
                         2090 Highway 157 North
                         Mansfield, Texas 76063
                         (prior to the Closing Date)
                              or
                         20 Woodland Court
                         Mansfield, Texas  76063
                         (on or after the Closing Date)
                         Attention:     Mr. Gary L. Howard, President

          WITH COPY TO:  Raymond Meeks, Attorney at Law
                         1000 N. Walnut Creek Drive, Suite C
                         Mansfield, Texas 76063

  IF TO SHAREHOLDER OR   20 Woodland Court
           MRS. HOWARD:  Mansfield, Texas  76063

          WITH COPY TO:  Raymond Meeks, Attorney at Law
                         1000 N. Walnut Creek Drive, Suite C
                         Mansfield, Texas 76063

          Any such notice under this Section shall be deemed to have been given and received on the day it is personally delivered or delivered by a recognized courier service or, if mailed, on the fifth day after it is mailed.

          5.2 FURTHER ASSURANCES. Each party hereto agrees to execute, without unreasonable delay, any and all documents and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, Seller, Shareholder and Mrs. Howard, jointly and severally, shall use their best efforts to help facilitate the direct purchase by Buyer of all steel and other products and supplies heretofore purchased and sold by Seller to MSI in connection with the Business and the MSI Business.

          5.3 ATTORNEYS' FEES. In the event of a dispute between or among the parties with respect to this Agreement, the prevailing party or parties shall be entitled to recover the


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     prevailing party's (or parties') reasonable attorneys' fees and costs, whether incurred during trial, on appeal or in bankruptcy proceedings.

          5.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

          5.5 ASSIGNMENT; AND NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of Seller, Shareholder or Buyer without the prior written consent of the other party or parties; provided, however, that notwithstanding the foregoing, Buyer may assign this Agreement to any related or affiliated entity of Buyer or any lender to Buyer. Any assignment or delegation made in violation of this Agreement shall be null and void. This Agreement is not intended to confer upon any person (including, without limitation, suppliers of Seller) other than the parties hereto and any permitted assignee, any rights or remedies hereunder. Nothing in this Agreement shall be construed to imply any admission of liability or obligation to any person except the parties to this Agreement.

          5.6 ENTIRE AGREEMENT. This Agreement and the documents attached as Exhibits and Schedules hereto contain the entire understanding of the parties relating to the subject matter contained herein and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought.

          5.7 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement are incorporated herein by reference and made a part hereof.

          5.8 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of New York without giving effect to any conflict-of-laws rule or principle that might result in the application of the laws of another jurisdiction.

          5.9 JURISDICTION, VENUE AND WAIVER OF JULY TRIAL. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, or the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue therein. If neither the United States District Court for the Southern District of New York nor the United States District Court for the Middle District of Florida has or can acquire jurisdiction, then any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, shall be resolved by binding arbitration before a panel of three neutral arbitrators in Atlanta,


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     Georgia, or such other mutually agreed venue under the rules of the
     American Arbitration Association. THE PARTIES HERETO ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          5.10 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements made by the parties hereto in this Agreement or in any certificate or other document delivered pursuant hereto shall survive the execution of this Agreement.

          5.11 HEADINGS. The descriptive headings of the Sections and Subsections hereof are inserted for convenience only and do not constitute a substantive portion of this Agreement.

          5.12 INVALIDITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

          5.13 WAIVER. The waiver by any party hereto of any breach, default, misrepresentation or breach of warranty or covenant hereunder must be in writing and shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation or breach of warranty or covenant hereunder and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


                              MSI/EAGLE SUPPLY, INC.
                              a Delaware corporation ("BUYER")

                              By:  /s/ Douglas P. Fields
                                   ------------------------------
                                   Douglas P. Fields
                                   Chief Executive Officer



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                              TUSA, INC.
                              a Texas corporation ("SELLER")

                              By:  /s/ Gary L. Howard
                                   --------------------------------
                                   Name:  Gary L. Howard
                                   Title: President


                              /s/ Gary L. Howard
                              -------------------------------------
                              GARY L. HOWARD, individually
                              ("SHAREHOLDER")



                              /s/ Patti L. Howard
                              -------------------------------------
                              PATTI L. HOWARD, individually
                              ("MRS. HOWARD")










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